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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 1997, in Amendment No. 1 to the Registration Statement (Form No. S-4 333-31071) and related Prospectus of Wells Aluminum Corporation for the registration of $105,000,000 10-1/8% Series B Senior Notes due 2005.



                                             /s/ Ernst & Young LLP

Baltimore, Maryland
August 27, 1997